SCHEDULE 14A INFORMATION
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by rule 14a-6(e)(2))
[ ] Definitive Proxy Statement [ ] Definitive Additional Materials
[X] Soliciting Material Under Rule 14a-12


                             LILLY INDUSTRIES, INC.
           ---------------------------------------------------------

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                       N/A
             ------------------------------------------------------

                  (NAME OF PERSON(S) FILING PROXY STATEMENT, IF
                           OTHER THAN THE REGISTRANT)

               Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

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      (2)  Aggregate number of securities to which transaction applies:

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      (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           --------------------------------------------------------------------

      (4)  Proposed maximum aggregate value of the transaction:

           --------------------------------------------------------------------

      (5)  Total fee paid:


[ ] Fee paid previously with preliminary material.


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[ ]   Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:

           --------------------------------------------------------------------

      (2)  Form, Schedule or Registration Statement No.:

           --------------------------------------------------------------------

      (3)  Filing Party:

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      (4)  Date Filed:


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[THE VALSPAR CORPORATION LOGO]                     [LILLY INDUSTRIES, INC. LOGO]


                                  NEWS RELEASE

                             FOR IMMEDIATE RELEASE
                             --- --------- -------
                    VALSPAR TO ACQUIRE LILLY INDUSTRIES, INC.

              Complementary Products Make Combination a Perfect Fit Valspar to Assume a Leadership Position in Industrial Coatings

MINNEAPOLIS, Minnesota and INDIANAPOLIS, Indiana. June 26, 2000 - The Valspar Corporation (NYSE: VAL) and Lilly Industries, Inc. (NYSE: LI) today announced that their respective boards of directors have approved a definitive merger agreement under which Valspar will acquire all outstanding shares of Lilly Industries common stock for $31.75 per share in cash. The total value of the transaction is approximately $975 million, including the assumption of $213 million in debt.

Valspar expects the transaction to be accretive to cash earnings the first year and to reported earnings per share in the second year. It will use bank credit facilities to finance the acquisition and expects to maintain an investment grade credit rating. The cash merger transaction is subject to approval of Lilly Industries shareholders and customary conditions including regulatory approvals. It is expected to close by year end.

"By bringing together these two leading coatings companies, we will be able to achieve significant synergies, provide broader product offerings to our customers, and create greater value for our shareholders," said Richard M. Rompala, Valspar's Chairman, President and Chief Executive Officer. "These two companies are an extraordinarily good business fit with their complementary technologies, and global technical, manufacturing and customer support capabilities. Lilly has an excellent reputation for innovative technology, quality products and outstanding customer service," said Rompala.

"This merger is a terrific result for our company, its shareholders and the employees that make Lilly Industries great," said Douglas W. Huemme, Chairman and Chief Executive Officer of Lilly Industries. "Both Lilly Industries and Valspar have long and distinguished histories, and we are pleased to be able to bring them together in this historic transaction," said Huemme.

Upon completion of the transaction, Valspar will have annual revenues of approximately $2.25 billion with approximately 20% of its sales outside of the U.S. "Acquisitions have been a key element of Valspar's growth strategy, with 15 acquisitions over the last five years," said Rompala. "We believe the Lilly transaction will strengthen our low-cost position by achieving economies of scale. Valspar has a strong track record of integrating acquisitions as evidenced by our highly successful integration of Dexter's packaging coatings business. Like Dexter, Lilly also brings us important new technologies, in Lilly's case, in resins and in powder and waterborne coatings."

Salomon Smith Barney is serving as financial advisor to Valspar and Wasserstein Perella & Co. is serving as financial advisor to Lilly Industries.

[THE VALSPAR CORPORATION LOGO]                     [LILLY INDUSTRIES, INC. LOGO]

NEWS RELEASE - Page 2

Valspar, headquartered in Minneapolis, Minnesota, had 1999 sales of $1.4 billion. It is one of the ten largest coatings companies in the world with a broad portfolio of architectural, packaging and industrial coatings and coating intermediates. Its products include architectural, automotive refinish and specialty coatings (34% of 1999 sales), packaging coatings, principally for food and beverage cans (33%), industrial coatings (22%) and resins and colorants (11%). Valspar has a global workforce of 4,600 employees and 39 manufacturing plants worldwide.

Lilly Industries, headquartered in Indianapolis, Indiana, had 1999 sales of $656 million, with revenues outside of the U.S. accounting for 27%. It is one of the five largest manufacturers of industrial coatings and specialty chemical products in North America. Its products include wood coatings for furniture, building products and kitchen cabinets (46% of 1999 sales), metal coatings for building products, appliances and agricultural and construction equipment (43%) and composites and glass coatings for the marine, transportation and global mirror industries (11%). Lilly has 2,500 employees and 26 manufacturing plants worldwide.

Contacts for
Investors:  Paul C.Reyelts                     John C. Elbin
            Sr. V.P., Finance and CFO          V.P. and Chief Financial Officer
            The Valspar Corporation            Lilly Industries, Inc.
            (612) 375-7702                     (317) 814-8703

Media:      Joseph McDonnell
            Broadgate Consultants
            (212) 232-2222

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This press release contains certain "forward-looking statements" with respect to sales and earnings. These forward-looking statements are based upon managements' expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Companies, that could cause actual results to differ materially from such statements. These uncertainties and other factors include such things as general business conditions, strength of the economy and growth in the coatings industry; changes in the Companies' relationships with customers and suppliers; changes in raw material prices; regulatory uncertainties; unusual weather conditions; and other risks and uncertainties described from time to time in the Companies' reports filed with the Securities and Exchange Commission.

In connection with the merger, Lilly Industries will be filing a proxy statement with the Securities and Exchange Commission. SHAREHOLDERS OF LILLY INDUSTRIES ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING THE MERGER. Shareholders may obtain a free copy of the proxy statement when it becomes available and other documents filed by Lilly Industries with the Securities and Exchange Commission's website at www.sec.gov. Security holders of Lilly Industries may also obtain for free a copy of the proxy statement and other documents filed with the Securities and Exchange Commission by Lilly Industries in connection with the merger by contacting John C. Elbin, Chief Financial Officer at 317-814-8703. Lilly Industries and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of Lilly Industries in favor of the merger. The directors and executive officers of Lilly Industries include the following: James M. Cornelius, Paul K. Gaston, John D. Peterson, Thomas E. Reilly, Jr., William C. Dorris, John C. Elbin, Douglas W. Huemme, Harry Morrison, Ph.D., Norma J. Oman, Larry H. Dalton, Kenneth L. Mills and Robert A. Taylor. Collectively, as of February 14, 2000, the directors and executive officers of Lilly Industries may be deemed to beneficially own approximately 2.7% of the outstanding shares of Lilly Industries Class A common stock, approximately 37.0% of the outstanding shares of Lilly Industries Class B common stock and approximately 3.5% of the total number of outstanding shares of Lilly Industries Class A and Class B common stock taken together. Shareholders of Lilly Industries may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.